U.S. $5,000,000

                        CREDIT AGREEMENT

                  Dated as of October 31, 1996

                         By and Between

                    VICORP RESTAURANTS, INC.

                        as the Borrower

                              and

                   NATIONSBANK OF TEXAS, N.A.

                         as the Lender




                       TABLE OF CONTENTS
                       -----------------
                                                              Page
                                                              ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                      1
     1.01 Certain Defined Terms                                 1
     1.02 Computation of Time Periods                           7
     1.03 Accounting Terms; Fiscal Periods                      7
     1.04 Other Definitional Provisions                         7

ARTICLE II THE FACILITY AND COMMITMENT                          7
     2.01 The Advance Facility                                  7
     2.02 The Advance Commitment                                7
     2.03 Fees                                                  8
     2.04 Reduction of the Advance Commitment                   8
     2.05 Payments and Computations                             8
     2.06 Increased Capital or Costs and Reduced Return         8
     2.07 Interest Rate Contracts                               9

ARTICLE III THE ADVANCE FACILITY                                9
     3.01 The Advances                                          9
     3.02 Making the Advances                                   9
     3.03 Conversion or Continuation of Advances                9
     3.04 Additional Provisions Applicable to Eurodollar
          Rate Advances                                        10
     3.05 Note; Repayment                                      11
     3.06 Interest                                             11
     3.07 Additional Interest on Eurodollar Rate Advances      12
     3.08 Pre-payments                                         12
     3.09 Maximum Interest Rate                                12
     3.10 Interest Recapture                                   13

ARTICLE IV CONDITIONS OF EXTENSIONS OF CREDIT                  13
     4.01 Conditions Precedent to Initial Extension of Credit  13
     4.02 Conditions Precedent to Each Extension of Credit,
          Conversion or Continuation                           13

ARTICLE V REPRESENTATIONS AND WARRANTIES                       14
     5.01 Representations and Warranties of the Borrower       14

ARTICLE VI COVENANTS OF THE BORROWER                           14
     6.01 Affirmative Covenants                                14
     6.02 Negative Covenants                                   14
     6.03 Financial Covenants                                  14

ARTICLE VII EVENTS OF DEFAULT                                  15
     7.01 Events of Default                                    15

ARTICLE VIII MISCELLANEOUS                                     16
     8.01 Amendments, Etc.                                     16
     8.02 Notices, Etc.                                        16
     8.03 No Waiver; Remedies                                  16
     8.04 Payments Set Aside                                   16
     8.05 Costs, Expenses and Taxes                            17
     8.06 Right of Set-Off                                     17
     8.07 Indemnification                                      17
     8.08 Change in Accounting Principles                      18
     8.09 The Lender's Performance of Defaulted Acts           18
     8.10 Binding Effect; Assignments; Participations          18
     8.11 CHOICE OF LAW                                        19
     8.12 CONSENT TO JURISDICTION                              19
     8.13 WAIVER OF JURY TRIAL                                 19
     8.14 Term                                                 19
     8.15 Execution in Counterparts                            19
     8.16 Lender's Creation of Security Interest               19


                        CREDIT AGREEMENT

      This Credit Agreement is made as of October 31, 1996 by and between VICORP Restaurants, Inc., a Colorado corporation with an office located at 400 West 48th Avenue, P.O. Box 16601, Denver, Colorado 80216 (the "Borrower"), and NationsBank of Texas, N.A., a national banking association (the "Lender"), said Credit
Agreement, as the same may be amended, modified or supplemented from time to time, being hereinafter referred to as the "Agreement").


                     PRELIMINARY STATEMENT
                     ---------------------
     The Borrower and the Lender have entered into this Agreement in order to set forth the terms and conditions under which the Lender will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower.

      NOW, THEREFORE, the Borrower and the Lender agree as follows:


                         ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following capitalized terms shall have the following meanings
(such meanings to be equally applicable to both the singular and plural form of the terms defined):

     "Adjusted Consolidated EBITDAR" means, for any period with respect to the Borrower and its subsidiaries, the sum of the amounts for such period, of (i) Operating Income, plus (ii) depreciation, amortization and other non-cash charges deducted in computing operating income, plus (iii) Consolidated Rental Payments.

     "Advance" means an advance by the Lender to the Borrower pursuant to Article III, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

     "Advance Commitment" has the meaning specified in Section 2.02.

     "Advance Facility" has the meaning specified in Section 2.01.

     "Affiliate" means, with respect to any Person, any other
Person controlled by, controlling or under common control with such Person, or having similar shareholders owning at least five percent (5%) of such Person and such other Person, whether such control be direct or indirect. All of the Borrower's officers, shareholders holding in excess of five percent (5%) of any class of capital stock of the Borrower, directors, subsidiary corporations, joint ventures and partners shall be deemed to be the Borrower's Affiliates for purposes of this Agreement.

     "Aggregate Outstandings" means, at any time, the aggregate principal amount of the Advances outstanding at such time.

     "Alternate Base Rate" means, for any day, the greater of (a) the sum of the Federal Funds Rate plus 0.5%, or (b) the annual interest rate most recently announced by the Lender as its prime rate in effect at its principal office, automatically fluctuating upward and downward with and as specified in each announcement without special notice to the Borrower or any other Person (which prime rate may not necessarily represent the lowest or best rate actually charged to a customer).

     "Applicable Commitment Fee" means, on any day, the commitment fee percentage based on the ratio of debt to capitalization, calculated as set forth in the definition of "Applicable Margin", as follows:

                                                         Applicable
                                                         Commitment
                                                             Fee
Ratio of debt to capitalization                          Percentage
-------------------------------------                    -----------
Greater than or equal to 0.35 to 1.0                        0.500%

Less than 0.35 to 1.0 but greater than
or equal to 0.30 to 1.0                                     0.500%

Less than 0.30 to 1.0 but greater than
or equal to 0.20 to 1.0                                     0.375%

Less than 0.20 to 1.0                                       0.250%


     "Applicable Lending Office" means the Lender's Domestic Lending Office, in the case of a Base Rate Advance, and the Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Advance.

     "Applicable Margin" means, on any day, the interest margin over the Eurodollar Rate, based on a ratio of debt to capitalization, as follows:

                                                         Applicable
                                                         Margin for
                                                         Eurodollar
                                                            Rate
Ratio of debt to capitalization                           Advances
-------------------------------                          ----------

Greater than or equal to 0.35 to 1.0                        1.750%

Less than 0.35 to 1.0 but greater than
or equal to 0.30 to 1.0                                     1.625%

Less than 0.30 to 1.0 but greater than
or equal to 0.20 to 1.0                                     1.500%

Less than 0.20 to 1.0                                       1.250%

For purposes of determining the Applicable Margin, (i) the ratio of debt to capitalization shall be the ratio of (i) the sum of
(A) Consolidated Funded Debt, plus (B) Capital Lease Obligations of the Borrower and its subsidiaries, to (ii) the sum of (x)
Consolidated Funded Debt, plus (y) Consolidated Net Worth, plus
(z) Capital Lease Obligations of the Borrower and its subsidiaries, and shall be calculated quarterly as of the last day of the fiscal quarter for which the most recent quarterly financial statements have been delivered pursuant to Section 7.01(b) of the Multi-Bank Credit Agreement, and shall apply to all Advances made on or after the date such financial statements are delivered, until recalculated in accordance with this paragraph. If Borrower fails to furnish such financial statements (or the related compliance certificate) when required pursuant to Section 7.02(b) of the Multi-Bank Credit Agreement, then the highest appplicable margin identified above shall apply to all subsequent Advances until the Borrower furnishes the required financial statements and compliance certificate. The initial calculation as of the Closing Date shall be based upon the financial statements dated as of July 31, 1996.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time.

     "Base Rate Advance" means an Advance that bears interest as provided in
Section 3.06(a).

     "Benefit Plan" means an employee benefit plan as defined in
Section 3(35) of ERISA (other than a Multi-employer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Borrowing" means a borrowing consisting of one or more
Advances of the same Type made on the same day by the Lender.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas, and if the applicable Business Day relates to any Eurodollar Rate Advance, a day of the year on which dealings are carried on in the London interbank market.

     "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

     "Capital Lease Obligations" means, as applied to any Person, the obligations of such Person as lessee under leases that are Capital Leases.

     "Consolidated Fixed Charges" means, for any period, (i) consolidated gross cash payments of interest expense (including the interest component of Capital Leases) of the Borrower and its subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit, all as determined in conformity with GAAP, plus (ii)
Consolidated Rental Payments for such period, plus (iii) all scheduled principal payments required to be made by the Borrower or any of its subsidiaries during such period with respect to any Debt.

     "Consolidated Funded Debt" means, as at any date of determination, all interest bearing indebtedness, obligations and other liabilities of the Borrower and its subsidiaries for borrowed money or evidenced by bonds, debentures, acceptances, notes or other similar instruments (whether such interest arises as a result of accrual or accretion).

     "Consolidated Net Worth" means, as at any date of determination, the amount by which consolidated total assets of the Borrower and its subsidiaries, determined in conformity with GAAP, exceed consolidated total liabilities of the Borrower and its subsidiaries, determined in conformity with GAAP.

     "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or accrued (net of sublease rents paid or accrued) under all Operating Leases of the Borrower or any of its consolidated subsidiaries as lessee, as determined in conformity with GAAP.

     "Conversion Date" means, with respect to any Advance, the date that such Advance, if a Base Rate Advance, is converted into a Eurodollar Rate Advance, or, if a Eurodollar Rate Advance, is converted into a Base Rate Advance, in either case in accordance with the procedures described in Section 3.03.

     "Costs and Expenses" has the meaning specified in Section 8.05.

     "Debt" means, as applied to any Person, (i) indebtedness for borrowed money of such Person, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business but only if and so long as the same are payable on available trade terms, (iv) Capital Lease Obligations of such Person, (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) liabilities of such Person in respect of unfunded vested benefits under Benefit Plans.

     "Default" means an event which with the lapse of time or the giving of notice or both would constitute an Event of Default.

     "Domestic Lending Office" means the office of the Lender specified as its "Domestic Lending Office" on the signature pages hereof or such other office as the Lender may from time to time specify to the Borrower.

     "Eligible Interest Rate Contract" has the meaning specified in Section 2.07.

     "ERISA" means the Employee Retirement Income Security Act of
1974, any amendments thereto, any successor statute, and any regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the IRC) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause
(ii) above.

     "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal
Reserve System, as in effect from time to time.

     "Eurodollar Lending Office" means the office of the Lender specified as its "Eurodollar Lending Office" on the signature pages hereof, or such other office as the Lender may from time to time specify to the Borrower.

     "Eurodollar Rate" means, for any Eurodollar Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; provided, however, that if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 3.06(b).

     "Eurodollar Rate Reserve Percentage" means, for any Interest Period for any Eurodollar Rate Advance, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable), with respect to the Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement), if any, for the Lender, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

     "Event of Default" has the meaning specified in Section 7.01.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

     "Final Order" has the meaning specified in Section 8.07.

     "GAAP" means generally accepted accounting principles set forth in the rules, regulations, statements, opinions and pronouncements of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board (or agencies with similar functions and of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnified Parties" has the meaning specified in Section 8.07(a).

     "Interest Period" means, for each Eurodollar Rate Advance, a period of one (1), two (2) or three (3) months, as the Borrower may select, upon notice received by the Lender not later than noon (Dallas time) on the third Business Day prior to the first day of such period, and commencing on the date of such Advance, the date of continuation of such Advance pursuant to Section 3.03 or the date of conversion of a Base Rate Advance pursuant to
Section 3.03; provided, however, that:

          (i) the aggregate principal amount of all Advances having Interest Periods ending after any Principal Repayment Date shall not exceed the principal amount of all Advances permitted to be outstanding after giving effect to the principal payments to be made on or prior to such Principal Repayment Date;

         (ii) the Borrower may not select any Interest Period that ends after the Maturity Date;

        (iii) Interest Periods commencing on the same date for Advances shall be of the same duration; and

         (iv) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such interest Period shall occur on the next preceding Business Day.

      "Interest Period Expiration Date" means the last day of any Interest Period for any Eurodollar Rate Advance.

       "Interest Rate Contracts" means interest rate swap agreements, interest rate collar agreements, options on any of the foregoing, or any other agreements or arrangements designed to provide protection against fluctuations in interest rates.

       "IRC" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

       "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

       "Loan Documents" means this Agreement, the Note, the Multi-Bank Credit Agreement, and each of the other instruments, documents and agreements executed and/or delivered by the Borrower in connection herewith and therewith.

       "Maturity Date" means October 30, 1997.

       "Maximum Amount" and "Maximum Rate" respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, the Lender is permitted to contract for, charge, take, reserve or receive on the Obligations.

       "Multi-Bank Credit Agreement" means the Credit
Agreement of even date herewith among the Borrower, the financial institutions named therein, and NationsBank of Texas, N.A., as agent for itself and such other financial institutions, evidencing a total line of credit up to $35,000,000, consisting of (i) a revolving credit facility and (ii) a letter of credit facility, as such Credit Agreement may be amended from time to time with the consent of the Lender hereunder.

       "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any ERISA Affiliate is a party and to which more than one employer is obligated to make contributions.

       "Note" has the meaning specified in Section 3.05.

       "Notice of Borrowing" has the meaning specified in Section 3.02(a).

       "Notice of Continuation or Conversion" has the meaningspecified in Section 3.03(b).

       "Obligations" means and includes all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Lender from the Borrower of any kind or nature, present or future, arising under any of the Loan Documents, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and the performance obligations of the Borrower under any Eligible Interest Rate Contracts. The term "Obligations" includes, without limitation, the principal amount of all Advances and interest, charges, expenses, fees, attorneys' and paralegals' fees and any other sums chargeable to the Borrower under this Agreement.

       "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

       "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

       "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

       "Plan" means an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRC as to which the Borrower or any ERISA Affiliate may have any liability.

       "Principal Repayment Date" means any date on which an installment of the aggregate outstanding principal amount of the Advances is due under the Note.

       "Prior Agreement" means the Second Amended and Restated
Credit Agreement dated as of June 18, 1993, among Borrower, the financial institutions named therein as lenders, and Citibank, N.A., as agent for such lenders, as amended.

       "Rate Adjustment Period" means a period (i) commencing on the first day of the month next succeeding the date that the Lender receives internal financial statements acceptable to it demonstrating that the Borrower has maintained, for two (2) consecutive fiscal quarters, the Required Rate Adjustment Level, and (ii) continuing for so long as the Borrower continues to maintain such Required Rate Adjustment Level.

       "Reportable Event" means any of the events described in
Section 4043 of ERISA or the regulations issued thereunder.

       "Required Rate Adjustment Level" means a ratio of Adjusted Consolidated EBITDAR to Consolidated Fixed Charges, measured as of the end of the most recently ended fiscal quarter for the period of four fiscal quarters ending on such date, of at least 1.75 to 1.

       "Single Employer Plan" means a Plan maintained by the Borrower or any ERISA Affiliate for employees of the Borrower or such ERISA Affiliate.

       "Taxes" means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises or assets.

       "Termination Date" means the earliest to occur of (i) the Maturity Date, or (ii) the termination in whole of the Advance Commitment pursuant to Section 7.01.

       "Unfunded Liabilities" means, (i) in the case of a Single Employer Plan, the amount, if any, by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the most recent valuation date for such Plan, and (ii) in the case of a Multiemployer Plan, the withdrawal liability of the Borrower or any ERISA Affiliate under such Plan.

       "Unused Commitment" means, at any time, the excess of the Advance Commitment over the Aggregate Outstandings at such time.

     SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

     SECTION 1.03. Accounting Terms; Fiscal Periods. Except as otherwise permitted pursuant to Section 8.08 all accounting terms not specifically defined herein shall be construed in accordance with GAAP. All references in this Agreement to any fiscal period shall refer to a fiscal period of the Borrower, unless otherwise specified.

     SECTION 1.04. Other Definitional Provisions. References to "Sections", "Articles", and "Exhibits" shall be to Sections, Articles, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Certain defined terms used in sections which are incorporated herein by reference to the Multi-Bank Credit Agreement shall have the meanings assigned to such terms in the Multi-Bank Credit Agreement.


                      ARTICLE II

             THE FACILITY AND COMMITMENT

     SECTION 2.01. The Advance Facility. On and subject to the terms and conditions hereinafter set forth the Lender agrees to extend credit and other financial accommodations of the kind described below to the Borrower, from time to time, on any Business Day during the period from the date hereof until the Termination Date by making Advances to the Borrower pursuant to Article III (the
"Advance Facility").

     SECTION 2.02. The Advance Commitment. The credit extended by the Lender by making Advances under the Advance Facility shall be in an aggregate principal amount of Advances not to exceed $5,000,000 at any time outstanding (the "Advance Commitment"), during the period from the date hereof to the Termination Date.
The Borrower also agrees to pay to the Lender a commitment fee on the average daily Unused Commitment from the date of this Agreement until the Termination Date equal to the Applicable Commitment Fee per annum. Such commitment fee shall be payable on the last day of each March, June, September and December, commencing December 31, 1996, during the term of this Agreement, and on the Termination Date.

      SECTION 2.03. Fees. The Borrower agrees to pay the Lender the upfront fee described in the fee letter agreement of even date herewith between the Borrower and the Lender.

      SECTION 2.04. Reduction of the Advance Commitment. The Borrower shall have the right, upon at least thirty (30) Business Days' notice to the Lender, to terminate in whole or reduce in part the Advance Commitment by an amount not exceeding the Unused Commitment; provided, however, that each partial reduction shall be in the amount of $1,000,000 and in integral multiples of $1,000,000 in excess of that amount.

     SECTION 2.05.  Payments and Computations.

     (a) The Borrower shall make each payment hereunder by wire transfer of immediately available funds not later than Noon (Dallas time) on the day when due in United States Dollars to the Lender, at the Lender's address referred to in Section 8.02.

     (b) The Borrower hereby authorizes the Lender, if and to the extent payment owed to the Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due, or, upon notice to the Borrower, to make Base Rate Advances in the amount of and in payment of such amounts.

     (c) All computations of interest on Base Rate Advances shall be made by the Lender, on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days
(including the first day but excluding the last day) occurring in the period for which such interest is payable. All computations of interest on Eurodollar Rate Advances and of fees (including, without limitation, all computations of interest pursuant to
Section 3.07) shall be made by the Lender, on the basis of a year of 360 days, in each case for the actual number of days
(including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

     SECTION 2.06.  Increased Capital or Costs and Reduced Return.
     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation; or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Eurodollar
Rate Advances, by an amount deemed by the Lender to be material, then the Borrower shall, from time to time, promptly following demand by the Lender, pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost.

     (b) If after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance by an amount deemed by the Lender to be material, then the Borrower shall, from time to time, promptly following demand by the Lender, pay to the Lender, such additional amount or amounts as will compensate the Lender for such reduction.

     (c) The Lender agrees to promptly notify the Borrower of any event of which the Lender has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.06 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section 2.06 and setting forth the additional amount or amounts to be paid to the Lender hereunder, submitted to the Borrower, shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

     SECTION 2.07. Interest Rate Contracts. At any time the Lender may, but shall have no obligation to, enter into Interest Rate Contracts with respect to the Advances, provided that the notional amount for all such Interest Rate Contracts in effect at any time shall not exceed $5,000,000 in the aggregate, and each such Interest Rate Contract shall be deemed an "Eligible Interest Rate Contract" (whether or not the aggregate notional amount subsequently exceeds such limit).



                      ARTICLE III

                 THE ADVANCE FACILITY

     SECTION 3.01. The Advances. The Lender agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount not to exceed the Advance Commitment. Each Advance made by the Lender shall be in an amount not less than $250,000. Each
Borrowing shall consist of Advances made on the same day by the Lender. Within the limits of the Advance Commitment, the Borrower may borrow pursuant to this Section 3.01, prepay pursuant to Section 3.08, and reborrow under this Section 3.01.

     SECTION 3.02.  Making the Advances.

     (a) Each Borrowing shall be made on notice by the Borrower to the Lender, given not later than 12:00 noon (Dallas time) (i) in the case of a Borrowing comprised of Base Rate Advances, on the date of the proposed Borrowing; and (ii) in the case of a Borrowing comprised of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing;
provided, however, that if a Default or an Event of Default has occurred and is continuing, the Borrower shall not be entitled to request Borrowings comprised of Eurodollar Rate Advances and the Lender shall not be required to make any Advances. Each such notice of a borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing (whether by telecopy, telex, cable or otherwise), in substantially the form of Exhibit A, specifying therein the requested (i) date of such Borrowing
(which shall be a Business Day); (ii) Type of Advances comprising such Borrowing; (iii) amount of such Borrowing; and (iv) Interest Period for such Advance in the case of a requested Borrowing comprised of Eurodollar Rate Advances. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender will make same day funds available to the Borrower at the Lender's address referred to in Section 8.02 in an amount equal to the amount requested by the Borrower for such Borrowing on the date requested by the Borrower therefor.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure by the Borrower to fulfill, on or before the date specified in such Notice of Borrowing for such Borrowing, the applicable conditions set forth in Article V, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance to be made by the Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     SECTION 3.03.  Conversion or Continuation of Advances.

     (a) The Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances comprising the same Borrowing into one or more Eurodollar Rate Advances, each for an Interest Period commencing on the applicable Conversion Date; (ii) to convert on any Interest Period Expiration Date all of the outstanding Eurodollar Rate Advances comprising the same Borrowing into one or more Base Rate Advances; or (iii) to continue on any Interest Period Expiration Date all or any part of outstanding Eurodollar Rate Advances comprising the same Borrowing as one or more Eurodollar Rate Advances, each for an Interest Period commencing on such Interest Period Expiration Date; provided, however, that (A) if the Borrower shall not have exercised its options set forth in either clauses (ii) or (iii) of this Section 3.03(a) with respect to any Eurodollar Rate Advances comprising a Borrowing by delivery to the Lender of a Notice of Continuation or Conversion in accordance with the terms of Section 3.03(b), the Borrower shall be deemed to have irrevocably elected to convert such Eurodollar
Rate Advances into Base Rate Advances on the Interest Period Expiration Date for such Advances, and (B) if a Default or an Event of Default has occurred and is continuing the Borrower shall not be entitled to convert Base Rate Advances or continue Eurodollar Rate Advances.

     (b) Each continuation or conversion of Advances pursuant to this Section 3.03 shall be made on notice by the Borrower to the Lender given not later than Noon (Dallas time) on (i) in the case of the conversion of one or more Eurodollar Rate Advances into Base Rate Advances, the first Business Day prior to the date of the proposed conversion, and (ii) in every other instance, the third Business Day prior to the date of the proposed conversion or continuation. Each such notice of continuation or conversion (a "Notice of Continuation or Conversion") shall be by telephone, confirmed immediately in writing (whether by telecopy, telex, cable or otherwise), in substantially the form of Exhibit B, specifying therein the requested (i) date of such continuation or conversion (which shall be a Business Day); (ii) amount of the Advances to be converted or continued; (iii) nature of such conversion or continuation; and (iv) Interest Periods for such Advances, in the case of a conversion of one or more Base Rate Advances to a Eurodollar Rate Advance or a continuation of one or more Eurodollar Rate Advances.

     (c) Each Notice of Continuation or Conversion shall be irrevocable and binding upon the Borrower. In the case of any Advance which the related Notice of Continuation or Conversion specifies is to be a Eurodollar Rate Advance, the Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date of the continuation or conversion specified in such Notice of Continuation or conversion for such Advance the applicable conditions set forth in Article IV, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund such Advance when such Advance is not converted or continued, as the case may be, on such date.

     SECTION 3.04. Additional Provisions Applicable to Eurodollar Rate Advances. Anything in Section 3.02 or 3.03 above to the contrary notwithstanding:

     (a) If the Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for the Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain
Eurodollar Rate Advances hereunder, the right of the Borrower to select Eurodollar Rate Advances for any Borrowing or to convert any Base Rate Advances to Eurodollar Rate Advances shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Upon the Lender's giving of the notice to the Borrower referred to in this Section 3.04(a), the Borrower shall, upon at least one (1) Business Day's written notice to the Lender, or if permitted by applicable law no later than the date permitted thereby, in the Borrower's sole discretion, either (i) prepay, notwithstanding the provisions of Section 3.08 hereof, the principal amount of all outstanding Eurodollar Rate
Advances together with accrued interest thereon to the date of payment; or (ii) convert, notwithstanding the provisions of Section 3.03, all Eurodollar Rate Advances then outstanding into Base Rate
Advances.  Upon any such prepayment or conversion of a Eurodollar
Rate Advance, the Borrower shall reimburse the Lender in respect thereof pursuant to Section 8.05(b).

     (b) If the Lender shall, on the date of the making of any requested Borrowing comprised of Eurodollar Rate Advances, the continuation pursuant to Section 3.03 of any Eurodollar Rate Advances or the conversion pursuant to Section 3.03 of any Base Rate Advances, notify the Borrower that it is unable, for any reason whatsoever, to obtain timely information for determining the Eurodollar Rate for such Advances, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any Borrowing subsequently made, converted or continued shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and each Advance requested to be converted into or made or continued as a Eurodollar Rate Advance shall be a Base Rate Advance.

     (c) If the Lender shall, at least one (1) Business Day prior to the date of the making of any requested Borrowing to be comprised of Eurodollar Rate Advances, the continuation pursuant to Section 3.03 of any Eurodollar Rate Advances or the conversion pursuant to Section 3.03 of any Base Rate Advances, notify the Borrower that the Eurodollar Rate for such Advances will not adequately reflect the cost to the Lender of making or funding such Advances, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or any Borrowing subsequently made, converted or continued shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and each Advance by the Lender requested to be converted into or made or continued as a Eurodollar Rate Advance shall be a Base Rate Advance.

     (d) Any Taxes payable by the Lender or ruled (by a Governmental Authority) payable by the Lender in respect of any Loan Document shall, if permitted by law, be paid by the Borrower, together with interest and penalties, if any (except for (i) (1) Taxes imposed on or measured by the overall net income of the Lender, and (2) franchise or similar taxes of the Lender, and (ii) interest and penalties incurred as a result of the gross negligence or willful misconduct of the Lender). The Lender shall notify the Borrower and deliver to the Borrower a certificate setting forth in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and the Borrower shall promptly pay that amount to the Lender. If the Lender subsequently receives a refund of the Taxes paid to it by the Borrower, then the Lender shall promptly pay the refund to the Borrower.

     (e) The Borrower Agrees To Indemnify The Lender Against, And Pay To It Upon Demand, Any Funding Losses, Costs or
Expenses Described In Section 3.02(b), 3.03(c) or 8.05(b) With Respect To Eurodollar Rate Advances. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligations and termination of this Agreement.

     SECTION 3.05. Note; Repayment. The Lender's Advances shall be evidenced by a Revolving Loan Note executed by the Borrower and delivered to the Lender pursuant to Article IV (as amended, modified, substituted or supplemented from time to time, the "Note"), substantially in the form of Exhibit C, in an original principal amount equal to the maximum Advance Commitment on the date hereof. Unless the Termination Date shall have earlier occurred, the Borrower shall repay the principal amount of the Advances outstanding on the Maturity Date.

     SECTION 3.06. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates specified below:

     (a) Base Rate Advances. If such Advance is a Base Rate Advance, at a rate per annum equal at all times to the Alternate Base Rate in effect from time to time, payable monthly in arrears on the last Business Day of each calendar month and on the date such Base Rate Advance shall be paid in full; provided, however, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2.0%) per annum above the Alternate Base Rate in effect from time to time.

     (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, at a rate per annum equal at all times during any Interest Period for such Advance to the sum of the Applicable Margin plus the Eurodollar Rate for such Advance for such Interest Period, payable in arrears on the last day of such Interest Period; provided, however, that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2.0%) per annum above the Alternate Base Rate in effect from time to time.

     (c) Default Interest. Notwithstanding anything to the contrary in Sections 3.06(a) and 3.06(b), effective upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, all amounts outstanding under the Loan Documents shall bear interest at a rate per annum equal at all times to two percent (2.0%) per annum above the Alternate Base Rate in effect from time to time, payable on demand and, absent demand, at the times specified in Section 3.06(a) with respect to Base Rate Advances and at the times specified in Section 3.06(b) with respect to Eurodollar Rate Advances.

     (d) Rate Adjustment Periods. Notwithstanding anything to the contrary in Sections 3.06(a) and 3.06(b) but subject to
Section 3.06(c) above, at all times during a Rate Adjustment Period, interest on each Eurodollar Rate Advance shall be at a rate of one-quarter of one percent (0.25%) below the rate that would otherwise be payable under Section 3.06(b), provided, however, that (A) no reduction in the interest rate applicable to any Eurodollar Rate Advance outstanding on the commencement of a Rate Adjustment Period shall take effect until such Eurodollar Rate Advance has been continued or converted pursuant to Section 3.03; (B) no reduction in the interest rate applicable to any Eurodollar Rate Advance shall reduce such rate below the sum of 1.25% plus the Eurodollar Rate for such Advance for such Interest Period; and (C) interest on any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall continue to be paid at the rates otherwise specified in Section 3.06(a) or 3.06(b) for such past due amounts.

     SECTION 3.07.  Additional Interest on Eurodollar Rate Advances.
The Borrower shall pay to the Lender so long as the Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency
Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of the Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest
Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Lender for such
Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest so notified to the Borrower by the Lender shall be payable to the Lender on the dates specified for payment of interest for such Advance in Section 3.06.

     SECTION 3.08. Pre-payments. The Borrower may prepay the outstanding amount of any Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (i) notice of any prepayment of a Eurodollar Rate Advance must be given at least three (3) Business Days prior to the date of prepayment; (ii) notice of any prepayment of a Base Rate Advance must be given not later than 12:00 noon (Dallas time) on the date of prepayment; (iii) any prepayment of any Eurodollar Rate Advance shall be made on, and only on, the last day of an Interest Period for such Advance; and
(iv) each partial prepayment shall be in a principal amount of $250,000 and integral multiples of $50,000 in excess of that amount and, if made after the Termination Date, shall be applied to the principal installments on the Note in the inverse order of their maturities.

     SECTION 3.09. Maximum Interest Rate. Regardless of any provision contained in any Loan Document or any document related thereto, it is the intent of the parties to this Agreement that the Lender shall not contract for, charge, take, reserve, receive or apply, as interest on all or any part of the Obligations any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable law, and, if the Lender ever does, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to the Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, the Borrower and the Lender shall, to the maximum extent permitted under applicable law, (a) treat all Borrowings as but a single extension of credit (and the Lender and the Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (c) exclude voluntary repayments or prepayments and their effects, and (d) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Obligations. However, if the Obligations are paid in full before the end of their full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, the Lender shall refund any excess (and the Lender may not, to the extent permitted by law, be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Amount). If the laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under
Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, as amended. The Borrower agrees that Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligations, other than Article 15.10(b).

     SECTION 3.10. Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that the Borrowing is limited to the Maximum
Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Note, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable law, the Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Note.


                        ARTICLE IV

            CONDITIONS OF EXTENSIONS OF CREDIT

     SECTION 4.01. Conditions Precedent to Initial Extension of Credit. The obligation of the Lender to extend credit under this Agreement is subject to the following conditions precedent:

     (a) The Lender shall have received on or before the day of the initial extension of credit under this Agreement the following, each dated such day, in form and substance satisfactory to the Lender:

          (i) The Note payable to the order of the Lender in an amount equal to the maximum Advance Commitment;

         (ii) Certified copies of (A) the resolutions of the Board of Directors of the Borrower approving this Agreement, the Note and each of the other Loan Documents; and (B) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note and each of the other Loan Documents;

        (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Note and each of the other Loan Documents, and the accuracy and currency of the Borrower's Articles of Incorporation and By-Laws attached thereto;

         (iv) A favorable opinion of counsel to the Borrower, substantially in the form of Exhibit E to the Multi-Bank Credit Agreement and as to such other matters as the Lender may reasonably request;

          (v) Payment instructions from the Borrower with respect to its obligations under the Prior Agreement and evidence that the Borrower has cancelled the financing commitments under the Prior Agreement; and

         (vi) Such other documents, instruments and agreements in furtherance of the financing transaction contemplated in the Loan Documents, each in form and substance satisfactory to the Lender and its counsel, including, without limitation, the documents, instruments and agreements described on the List of Closing Documents attached to the Multi-Bank Credit Agreement as Exhibit F.

     (b) No law or regulation affecting the Lender's entering into the financing transaction contemplated by the Loan Documents shall impose upon the Lender any material obligation, fee, liability, cost, expense or damages.

     SECTION 4.02. Conditions Precedent to Each Extension of Credit, Conversion or Continuation. The obligation of the Lender to make an Advance, or to convert or continue any Advance as described in
Section 3.03  on the occasion of each such extension of credit
(including the initial extension of credit hereunder), conversion or continuation shall be subject to the further conditions precedent that on the date of such extension of credit, conversion or continuation:

     (a) The following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Continuation or Conversion, as applicable, and the acceptance by the Borrower of the proceeds or other benefits of the requested extension of credit, conversion or continuation shall constitute a representation and warranty by the Borrower that on the date of such extension of credit, conversion or continuation such statements are true):

          (i)  The representations and warranties contained in Section
     6.01 of the Multi-Bank Credit Agreement are correct on and as of the date of such extension of credit, conversion or continuation before and immediately after giving effect to such extension of credit, conversion or continuation and to the application of the proceeds or other benefits thereof, as though made on and as of such date; and

         (ii) No event has occurred and is continuing, or would result from such extension of credit, conversion or continuation or from the application of the proceeds or other benefits thereof, that constitutes a Default or an Event of Default.

     (b) The Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.



                        ARTICLE V

             REPRESENTATIONS AND WARRANTIES

     SECTION 5.01.  Representations and Warranties of the Borrower.
The Borrower represents and warrants to the Lender that the representations and warranties contained in Section 6.01 of the Multi-Bank Credit Agreement (each of which is hereby incorporated by reference as if set forth herein verbatim, except that references therein to "the Agent" or "the Lenders" shall be deemed to be references to the Lender under this Agreement) are true, correct and complete as of the date of this Agreement and as of the date of each reaffirmation thereof made pursuant to Section 4.02(a)(i).



                    ARTICLE VI

             COVENANTS OF THE BORROWER

     SECTION 6.01. Affirmative Covenants. The Borrower covenants to the Lender that, so long as any Obligation shall remain unpaid or the Lender shall have any commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing, do and perform all acts necessary to comply with each of the affirmative covenants set forth in Section 7.01 of the Multi-Bank Credit Agreement (each of which is hereby incorporated by reference as if set forth herein verbatim, except that references therein to "the Agent" or "the Lenders" shall be deemed to be references to the Lender under this Agreement).

     SECTION 6.02.  Negative Covenants.  The Borrower covenants to the
Lender that, so long as any Obligation shall remain unpaid or the Lender shall have any commitment hereunder, the Borrower will not, unless the Lender shall otherwise consent in writing, do or perform any acts in violation of the negative covenants set forth in Section 7.02 of the Multi-Bank Credit Agreement (each of which is hereby incorporated herein by reference as if set forth herein verbatim, except that references therein to "the Agent" or "the
Lenders" shall be deemed to be references to the Lender under this Agreement).

     SECTION 6.03. Financial Covenants. The Borrower covenants to the Lender that so long as any Obligation shall remain unpaid or the Lender shall have any obligation hereunder, the Borrower will, unless the Lender shall otherwise consent in writing, do and perform all acts necessary to comply with each of the financial covenants set forth in Section 7.03 of the Multi-Bank Credit Agreement (each of which is hereby incorporated herein by reference as if set forth herein verbatim, except that references therein to "the Agent" or "the Lenders" shall be deemed to be references to the Lender under this Agreement).



                   ARTICLE VII

                EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) either (i) the Borrower shall fail to make any payment of principal on the Advances when the same becomes due, or (ii) the Borrower shall fail to make any other payment on the Obligations when the same becomes due and such failure shall continue for five (5) days; or

     (b) any representation or warranty made by the Borrower herein or in any other Loan Document or by the Borrower (or any of its officers) in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect when made; or

     (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 7.02 of the Multi-Bank
Credit Agreement on its part to be performed or observed; or

     (d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for the earliest of (i) ten (10) business days after written notice thereof shall have been given to the Borrower by the Lender, (ii) ten (10) business days after the date the Borrower discovers, or should have discovered, such failure, and (iii) if such failure has existed for more that sixty (60) days, five (5) business days after the earlier of (A) the date of delivery by the Lender to the Borrower of written notice thereof, and (B) the date that the Borrower discovers, or should have discovered, such failure; or

     (e) with respect to any Debt (other than Debt constituting Obligations) of the Borrower or any subsidiary of the Borrower in an aggregate principal amount outstanding in excess of $500,000, the Borrower or such subsidiary shall fail to pay any principal of or premium or interest on such Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause the holders of such Debt to accelerate, or to permit the holders of such Debt to accelerate, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (f) (i) the Borrower or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (ii) the Borrower or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above; or

     (g) any judgment or order for the payment of money in excess of $1,000,000 above any insurance coverage therefor shall be rendered against the Borrower or any of its subsidiaries by any Governmental Authority or quasi-governmental authority, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) any Plan shall have any Unfunded Liabilities, or any Reportable Event shall occur in connection with any Plan; or

     (i) the Borrower or any of its subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which would, in either case, have a material adverse effect upon the operations of the Borrower or any of its subsidiaries; or

     (j) the acquisition by any Person, or two or more Persons acting in concert (other than any Person or Persons who own, prior to that acquisition, 20% or more of the outstanding shares of the Borrower's voting stock), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the Borrower's voting stock; or

     (k) the occurrence of an "Event of Default" as defined in the Multi-Bank Credit Agreement.

then, and in any such event, the Lender may (i) declare the Advance Commitment and the Advance Facility and the obligations of the Lender under each of the Loan Documents, to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Obligations to be forthwith due and payable, whereupon such Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of any Event of Default described in Section 7.01(f)(i) above, (A) the Advance Commitment, and the obligations of the Lender under the Advance Facility, shall automatically be terminated, and (B) the Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.



                    ARTICLE VIII

                    MISCELLANEOUS


     SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing
(including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 400 West 48th Avenue, P.O. Box 16601, Denver, Colorado 80216, Attention: Stanley Ereckson, Jr.; and if to the Lender, at its address at 901 Main Street, Dallas, Texas
75202, Attention: Kimberley Knop, with a copy to Porter &
Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas 77002,
Attention: F. Walter Bistline, Jr.; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective upon receipt, or if mailed, four (4) days after deposit in the United States mails; if telegraphed, when delivered to the telegraph company; if telexed, when confirmed by telex answerback; if telecopied, when verbally confirmed by telephone; or if cabled, when delivered to the cable company, except that notices and communications to the Lender pursuant to
Article II or III shall not be effective until received by the Lender.

     SECTION 8.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.04. Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Lender, or the Lender exercises its right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, real estate or federal law, common law or equitable cause, then to the extent of such recovery, the Obligation or part thereof originally intended to be satisfied, and all such Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

     SECTION 8.05.  Costs, Expenses and Taxes.

     (a) The Borrower agrees to pay on demand all "Costs and Expenses," as hereinafter defined. "Costs and Expenses," as used in this Agreement, shall mean (A) all costs, expenses, fees and charges incurred by the Lender or its Affiliates (including, without limitation, NationsBanc Capital Markets, Inc.) and all fees for services (including disbursements) of the attorneys, accountants, valuation experts and all professionals (and all paraprofessionals and other staff employed by such professionals) employed by the Lender or any such Affiliate from time to time in any way or for any purpose arising out of, or relating to, the Obligations of the Borrower, any of the Loan Documents or the Lender's or such Affiliate's relationship or transactions with the Borrower, including, without limitation, (i) the development, preparation, negotiation, execution, delivery, syndication, modification, review and administration of the Loan Documents,
(ii) the commencement, defense of or intervention in any court proceeding in any way related to the Obligations of the Borrower or the Loan Documents, or any other agreements contemplated by the terms of this Agreement, (iii) the filing of a petition, complaint, answer, motion or other pleadings, or the taking of any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Borrower or any Loan Document, (iv) the enforcement of the Lender's right to collect any of the Obligations, (v) all costs and expenses incurred by the Lender or any Affiliate internally including, but not limited to, travel, food and lodging expenses for employees, duplicating and document processing costs, and internal auditing service expenses, and (vi) all audit costs, appraisal costs and costs of searches, recordings and filings, all recording and filing fees, all Taxes and all other similar fees and disbursements; and (B) all costs, expenses, fees and charges incurred by the Lender (including fees and disbursements for services of attorneys and paralegals) in connection with the matters described in clauses
(ii), (iii) and (iv) above. The Borrower also agrees to pay, and to save harmless the Lender from any delay in paying, any tangibles, intangibles, documentary stamp and other Taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or any of the Loan Documents, or the recording of any hereof or thereof, or in connection with any modification hereof or thereof, any of which Taxes payable by the Lender are to be part of the Costs and Expenses. All Costs and Expenses provided for in this Section 8.05 may, at the option of the Lender, be charged and treated as a Borrowing comprised of Base Rate Advances made by the Lender.

     (b)  If any payment of principal of any Eurodollar Rate
Advance is made other than on the last day of the Interest Period for such Advance, as a result of acceleration of the maturity of the Note pursuant to Section 7.01 or for any other reason, or if any Eurodollar Rate Advance is converted to a Base Rate Advance pursuant to Section 3.04(a), the Borrower shall, upon demand by the Lender, pay to the Lender any amounts required to compensate the Lender for any additional losses, costs or expenses which the Lender may reasonably incur as a result of such payment including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain such Advance.

     SECTION 8.06. Right of Set-Off. The Lender and each Affiliate of the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not any demand shall have been made under any Loan Document and although such Obligations may be contingent and unmatured. The Lender agrees to promptly notify the Borrower of such set-off and application; provided, however, that the Lender's failure to notify the Borrower as set forth in this sentence shall not affect the validity of such set-off and application. The rights of the Lender under this
Section 8.06 are in addition to other rights and remedies
(including, without limitation, other rights of set-off) which the Lender may have.

     SECTION 8.07.  Indemnification.

     (a) The Borrower hereby indemnifies and holds the Lender and its Affiliates, their respective attorneys and agents
(individually and collectively referred to for purposes of this Section 8.07 as the "Indemnified Parties") harmless from and against any and all claims (including, without limitation, causes of action, cross-claims, counterclaims, rights of set-off and recoupment), whether by any Affiliate or shareholder of the Borrower, or by any creditor of the Borrower, or any Affiliate thereof, which are at any time asserted against the Indemnified
Parties (together with all Costs and Expenses relating to the defense of such claims) arising out of, or relating to, the Indemnified Parties' relationship or transactions with the Borrower or any of its Affiliates, including, without limitation,
(i) any claim for funds received by the Lender and applied to the Obligations; (ii) any claims contesting the validity or priority of the Liens granted to the Lender pursuant to the terms and provisions of any of the Loan Documents; and (iii) any claims for actions taken or not taken by any of the Indemnified Parties in connection with, or otherwise resulting from, whether directly or indirectly, the negotiation, structuring, funding, issuance or administration of the Advances, and all other extensions of credit by the Lender to or on behalf of the Borrower; provided, however, that the Lender hereby agrees to refund to the Borrower any amounts paid to the Lender by the Borrower pursuant to the foregoing indemnity to the extent that a court of competent jurisdiction has found, pursuant to a "Final Order," as hereinafter defined, that the liability asserted against the Indemnified Parties for which such indemnity payment was made resulted primarily from the Indemnified Parties' own willful misconduct or knowing and intentional violation (individually and not as a co-conspirator with the Borrower or any of its Affiliates) of any applicable law, rule or statute, which violation is punishable as a criminal offense. As used herein, a "Final Order" shall mean an order entered by a court of competent jurisdiction which is not interlocutory and as to which
(i) the time to appeal or petition for a writ of certiorari has expired with no appeals or petitions for a writ of certiorari from such order having been taken, or (ii) all appeals and petitions for writs of certiorari prosecuted from such order have been exhausted.
An used herein, "knowing and intentional" violation of a law, rule or statute shall be interpreted to mean that an Indemnified Party had knowledge both of the applicable law, rule or statute which it violated and that its act was a violation of such law, rule or statute.

     (b) The Borrower hereby agrees to reimburse the Indemnified Parties for all Costs and Expenses incurred by the Indemnified Parties at any time from and after the date of this Agreement relating in any way to any and all claims which fall within the scope of the Borrower's indemnity obligations pursuant to Section 8.07(a). All such Costs and Expenses shall be payable by the Borrower upon demand. At the Lender's option, the Lender may reimburse itself for any such Costs and Expenses, and the amount of any such reimbursement shall constitute additional Obligations of the Borrower under this Agreement.

     SECTION 8.08. Change in Accounting Principles. If any changes in accounting principles from those used in the preparation of the financial statements referred to in Section 6.01(e) of the Multi-Bank Credit Agreement are hereafter required or permitted by GAAP, and are adopted by the Borrower with the agreement of its independent certified public accountants, and such changes result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in Article VII of the Multi-Bank Credit Agreement or any other provision of this Agreement, the Borrower agrees to amend any such affected terms and provisions to reflect such changes in GAAP with the result that the criteria for evaluating the financial condition of the Borrower and its consolidated subsidiaries shall be the same after such changes in GAAP as if such changes had not been made.

     SECTION 8.09. The Lender's Performance of Defaulted Acts. The Lender may, but need not, following five (5) days prior notice to the Borrower and so long as the Borrower shall have failed to have made such payment or perform such act in a manner satisfactory to the Lender, make any payment or perform any act herein required of the Borrower in any form and manner deemed expedient by the Lender. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therein, including reasonable attorney's fees shall constitute Obligations and bear interest at the rate provided herein for Base Rate Advances.

     SECTION 8.10.  Binding Effect; Assignments; Participations.
This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.
The Lender may assign (with the consent of the Borrower) to one or more banks or other entities all or any part or portion of, or may grant participations to one or more banks or other entities in all or any part or portion of its rights and obligations hereunder (including, without limitation, the Advance Commitment, the Note, or the Advances). Without limiting the foregoing, each assignee and each purchaser of an assignment or participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder with respect to the rights and benefits so assigned or participated as it would have if it were the Lender hereunder.

     SECTION 8.11. CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY DISPUTE BETWEEN THE BORROWER OR THE LENDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF TEXAS.

     SECTION 8.12.  CONSENT TO JURISDICTION.

     (a) EXCEPT AS PROVIDED IN SECTION 8.12(b), THE BORROWER AND THE LENDER AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS, BUT THE BORROWER AND THE LENDER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF DALLAS COUNTY, TEXAS. THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (b) THE BORROWER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE LENDER TO REALIZE ON THE BORROWER'S PROPERTY, THE BORROWER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH.

     SECTION 8.13. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE,
BETWEEN OR AMONG THE BORROWER OR THE LENDER ARISING OUT OF,
CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH ANY OF THE LOAN
DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED
OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. THE BORROWER AND THE LENDER HEREBY AGREE AND CONSENT
THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY.

     SECTION 8.14. Term. This Agreement shall remain in full force and effect until the later to occur of (i) the Termination Date, and (ii) the repayment in full of all the Obligations hereunder.

     SECTION 8.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 8.16. Lender's Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and the Note held by
it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     VICORP RESTAURANTS, INC.


                                     By:    /s/ Michael R. Kinnen
                                                -----------------

                                     Name:      Michael R. Kinnen
                                                -----------------
                                     Title:     Treasurer
                                                ---------


                                     NATIONSBANK  OF  TEXAS, N.A.


                                     By:    /s/ Frank M. Johnson
                                                ----------------
                                                Senior Vice President

                                     Domestic Lending Office:

                                     901  Main Street, 67th Floor
                                     Dallas, Texas 75202
                                     Attn:  Frank M. Johnson

                                     Eurodollar Lending Office:

                                     901  Main Street, 67th Floor
                                     Dallas, Texas 75202
                                     Attn:  Frank M. Johnson